                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774,
33-57147, 33-57149, 33-57151, 33-64717, 333-49579, 333-69223, 333-81991 and
333-81993) and on Form S-3 (Nos. 33-52419, 33-56759, 33-60129, 333-277,
333-2883 and 333-11601) of Mentor Graphics Corporation of our report dated July 23, 2000 with respect to the consolidated balance sheets of Escalade Corp. as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 1999, which report appears in the Form 8-K/A Amendment No. 1 of Mentor Graphics Corporation filed on or about July 24, 2000.

                                                          /s/ KPMG LLP

Portland, Oregon
July 24, 2000